UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) July 22, 2009

Syntel, Inc.

(Exact Name of Registrant as Specified in Its Charter)

Michigan	000-22903	38-2312018
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

525 E. Big Beaver Road, Suite 300, Troy, Michigan	48083
(Address of Principal Executive Offices)	(Zip Code)

(248) 619-2800

(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On July 20, 2009, the Board of Directors of Syntel, Inc. (the “Company”) increased the size of the Board from seven to eight members. On July 22, 2009 and with an effective date of August 1, 2009, the Company’s Board of Directors elected Thomas Doke to the Board to the fill the vacancy created by the increase in the size of the Board of Directors. The Board has also appointed Mr. Doke to serve on the Company’s Audit Committee.

Mr. Doke is not a party to any arrangement or understanding pursuant to which he was selected as a director, nor is Mr. Doke a party to any transaction, or proposed transaction, required to be disclosed pursuant to Item 404(a) of Regulation S-K under the Securites Exchange Act of 1934.

A copy of the press release issued by the Company announcing Mr. Doke’s election to the Board is furnished as Exhibit 99.1.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number
99.1	Press Release dated July 27, 2009.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Syntel, Inc.
(Registrant)

Date July 27, 2009	By	/s/ Daniel M. Moore
Daniel M. Moore,
Chief Administrative Officer

EXHIBIT INDEX

Exhibit No.	Description
99.1	Press Release dated July 27, 2009.

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